August 10, 2000



The Pep Boys - Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, PA 19132

Re:     Pep Boys I Synthetic Lease Facility

Gentlemen:

Effective as of November 13, 1995, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, but solely as Trustee under Declaration of Trust dated November 13, 1995 ("Lessor"), and The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation ("Guarantor"), entered into that certain Lease Guarantee pursuant to which Guarantor guaranteed certain obligations of Guarantor, The Pep Boys Manny Moe & Jack of California, a California corporation, and Pep Boys - Manny, Moe & Jack of Delaware, Inc., a Delaware corporation (collectively, "Lessee"), under that certain Master Lease (as amended, supplemented or otherwise modified from time to time, the "Lease") dated effective as of November 13, 1995, between Lessor and Lessee, with respect to certain property more particularly described therein. Such Lease Guarantee, as heretofore modified by certain amendment letters dated as of January 31, 1998, July 31, 1998, October 31, 1998, January 21, 1999, and
July 26, 1999, and September 28, 1999 (but effective as of July 26, 1999), is herein referred to as the "Guarantee". All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Guarantee.

By execution hereof Lessor, with the approval of Agent (on behalf of itself and the other Instrument Holders), hereby confirms and agrees with Lessee and Guarantor as to the following matters:

1. Guarantor has advised Agent that Guarantor, as of the end of Guarantor's fiscal quarter July 29, 2000, will not be in compliance with (A) the Leverage Ratio requirement of Section 8(b) of the Guarantee, and (B) the Interest Coverage Ratio requirement of Section 8(e) of the Guarantee (the "Applicable Covenants"). Subject to the conditions hereinafter stated, Lessor waives its right to take remedial actions in respect of such non-compliance by Guarantor with the Applicable Covenants during the period commencing August 10, 2000, and ending October 10, 2000 ("Waiver Period").

 2. The foregoing waiver shall be rescinded and of no force and effect upon the earlier of (i) the expiration of the Waiver Period, or (ii) the date upon which that certain [Commitment] dated August 10, 2000, issued by Congress Financial Corporation, together with other lenders (collectively, "Take Out Holder") to Guarantor with respect to the purchase by the Take Out Holder of all of the Instruments held by all of the existing Instrument Holders is terminated, rescinded, repudiated, expires, or in any other manner whatsoever ceases to be in effect between the Take Out Holders and Guarantor. At any such time as the foregoing waiver is rescinded as aforesaid an immediate Event of Default shall exist under the Lease and the Guarantee as a result of Guarantor's failure to comply with the Applicable Covenants as of July 29, 2000. By acceptance hereof Lessee and Guarantor hereby waive any notice requirements, grace or cure periods, or similar provisions that would otherwise apply before the non-compliance with the Applicable Covenants as of July 29, 2000, would ripen into an Event of Default.

3. Guarantor shall notify Agent in writing within 24 hours after any event of circumstance occurs that would cause the foregoing waiver to be rescinded pursuant to clause 2(ii) above. Any failure by Guarantor to so notify Agent shall be an immediate Event of Default without notice, grace, or cure rights.

4. Guarantor shall not at any time prior to September 20, 2001, make any payments in cash, whether by purchase, redemption or otherwise, in respect of its Liquid Yield Option Notes due 2011 (the "LYONS") issued pursuant to the Indenture dated as of September 20, 1996 (the "Indenture") other than in connection with a Change in Control as provided in Section 3.09 of the Indenture and paragraph 6 of the LYONS.

Nothing herein shall be deemed or construed as a waiver of any rights or remedies available to the undersigned as a result of any other existing defaults or Events of Default (whether known or unknown) under the Lease or the Guarantee, nor shall such waiver be applicable as to any future failure by Guarantor to satisfy any and all requirements of the Guarantee. This waiver shall not be applicable to any failure of Guarantor to satisfy the Applicable Covenants in respect of any period other than the fiscal quarter ended July 29, 2000.

In consideration of the foregoing waiver, and as a condition to the effectiveness thereof, Guarantor shall pay to Agent, on behalf of itself as a Purchaser and Instrument Holder and the other Purchasers and Instrument Holders, a fee in the amount of 10 basis points (.1%) times the aggregate outstanding balance of the Instruments held by each such Instrument Holder. Further, in the event the existing Instrument Holders have not been paid out by the Take Out Holders on or before September 12, 2000, on September 12, 2000, Guarantor shall pay to Agent, on behalf of itself as Purchaser and Instrument Holder and the other Purchasers and Instrument Holders, an additional fee in the amount of fifteen basis points (0.15%) times the aggregate outstanding balance of the Instruments held by each such Instrument Holder.

The Guaranty (as previously amended) shall remain unchanged and in full force and effect, and Guarantor and Lessor hereby ratify and confirm the terms thereof.

                                                Very truly yours,

STATE STREET BANK AND TRUST COMPANY,
not in its individual capacity, but solely as Trustee under Declaration of Trust, Lessor


By:
Donald E. Smith, Vice President

ACKNOWLEDGED AND ACCEPTED:

THE PEP BOYS - MANNY, MOE & JACK, as Guarantor and Lessee


By:___________________________________
Name:________________________________
Title:_________________________________

THE PEP BOYS - MANNY, MOE & JACK OF CALIFORNIA, as Lessee


By:___________________________________
Name:________________________________
Title:_________________________________

PEP BOYS - MANNY, MOE & JACK OF DELAWARE, INC., as Lessee


By:___________________________________
Name:________________________________
Title:_________________________________





APPROVED:

CITICORP LEASING, INC., Agent


By:___________________________________
Virginia S. Clark, Vice President